THE CUSHING MLP TOTAL RETURN FUND
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and trustees of The Cushing MLP Total Return Fund, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do nominate, constitute and appoint Jerry V. Swank, Daniel L. Spears, and John Alban, each as his true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments, supplements and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration or offering of the Trust’s common shares of beneficial interest, par value $.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

The validity of this Power of Attorney is governed by Delaware law.  This Power of Attorney revokes any prior powers of attorney.

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IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 12th day of May 2010.

           /s/ Jerry V. Swank
           Jerry V. Swank
           Trustee, Chief Executive Officer and President

           /s/ Brian R. Bruce
           Brian R. Bruce
           Trustee

           /s/ Ronald P. Trout
           Ronald P. Trout
           Trustee

           /s/ Edward N. McMillan
           Edward N. McMillan
           Trustee

           /s/ Daniel L. Spears
           Daniel L. Spears
           Executive Vice President and Secretary

           /s/ John Alban
           John Alban
           Interim Chief Compliance Officer andTreasurer (Chief Financial Officer)